Exhibit 4.1

Subscription Documents For

New Mountain Guardian IV BDC, L.L.C.

(U.S. INVESTORS)

SUBSCRIPTION DOCUMENT INSTRUCTIONS

Prospective investors must complete the Subscription Agreement (the “Subscription Agreement”), the Investor Questionnaire (the “Investor Questionnaire”) and any necessary attachments (the Subscription Agreement, the Investor Questionnaire and all such attachments collectively, the “Subscription Documents”) contained in this package in the manner described below. For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the Units are being purchased and that can make the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor. Capitalized terms not defined herein are used as defined in the Subscription Agreement.

General Instructions

All Investors must complete or provide the following:

☐	Subscription Agreement (complete page 13, date and execute).

☐	Acknowledgment form (complete the appropriate form on pages 15-20, execute and notarize).

☐	Investor Questionnaire (complete the applicable sections and execute page 17).

☐	Rule 506(D) Events Questionnaire (included as Exhibit A hereto).

☐	Internal Revenue Service (“IRS”) Form W-9 (available at https://www.irs.gov).

☐	Evidence of authorization (see instructions below).

Evidence of Authorization:

Each Investor should provide satisfactory evidence of authorization. This evidence of authorization must include evidence of the authority of the individual who signed IRS Form W-9 to execute such documents.

For Individuals:

☐	Provide a copy of a passport or a driver’s license with photograph and their country of citizenship.

☐	Provide proof of address that corresponds to the address provided in the Subscription Documents and passport or driver’s license.

☐	If an individual Investor is using a third party to act on his/her behalf, provide a copy of the driver’s license or passport of that third party.

☐	If the copy of the passport or driver’s license of the Investor or third party does not contain the individual’s current address, provide an additional government issued identification document certifying the individual’s name and current address.

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For Corporations:

☐	Provide a copy of a passport or a driver’s license with photograph and country of citizenship for each signatory.

☐	Submit certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Documents.

☐	Provide a copy of the certificate of incorporation, or other information identifying the place of incorporation.

For Partnerships:

☐	Provide a copy of a passport or a driver’s license with photograph and country of citizenship for each signatory.

☐	Submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying the general partner(s).

For Limited Liability Companies:

☐	Provide a copy of a passport or a driver’s license with photograph and country of citizenship for each signatory.

☐	Submit a certified copy of the limited liability company operating agreement or certificate of formation identifying the manager or managing member, as applicable, empowered to sign the Subscription Documents.

☐	Provide a copy of the certificate of formation, or other information identifying the place of formation or incorporation.

For Trusts:

☐	Provide a copy of a passport or a driver’s license with photograph and country of citizenship for each signatory.

☐	Submit a copy of the trust agreement and, if not included in the trust agreement, a document identifying authorized signatories.

For Employee Benefit Plans:

☐	Provide a copy of a passport or a driver’s license with photograph and country of citizenship for each signatory.

☐	Submit a certificate or similar documentation of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.

For Governmental Plans:

☐	Provide a copy of a passport or a driver’s license with photograph and country of citizenship for each signatory.

☐	Submit a certificate or similar documentation of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.

Investors may be requested to furnish other or additional documentation evidencing the authority to invest in the Fund. The Fund may waive any of the foregoing in its sole discretion.

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Delivery of Subscription Documents

One (1) original completed and executed copy of the following documents should be delivered to the Fund, care of Simpson Thacher & Bartlett LLP, at the address noted below:

i.	the Subscription Agreement and the Investor Questionnaire,

ii.	the appropriate notarized acknowledgment form;

iii.	the IRS Form W-9; and

iv.	any required evidence of authorization.

Address for delivery:

Simpson Thacher & Bartlett LLP
900 G Street, N.W.

Washington, D.C. 20001
Attn: Debbie Sutter

In addition, please send (i)-(iv) above by email to Simpson Thacher & Bartlett LLP at List-NMGIV-SubDocs@lists.stblaw.com as soon as possible.

Inquiries regarding subscription procedures should be directed to Simpson Thacher & Bartlett LLP at List-NMGIV-SubDocs@lists.stblaw.com. If the Investor Questionnaire indicates that any Investor’s response to a question requires further information, such Investor should contact the above at Simpson Thacher & Bartlett LLP.

If the Investor’s subscription is accepted by the Fund (in whole or in part), a fully executed set of the Subscription Documents will be returned to the Investor.

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SUBSCRIPTION AGREEMENT

New Mountain Guardian IV BDC, L.L.C.
1633 Broadway, 48th Floor

New York, New York 10019

Ladies and Gentlemen:

1.            Subscription. The person or entity for whose account the units of limited liability company interests (“Units”) are being purchased (the “Investor”) subscribes for and agrees to purchase Units in New Mountain Guardian IV BDC, L.L.C. (the “Fund”) with a Capital Commitment (as defined in the Limited Liability Company Agreement referred to below) in the amount set forth on the signature page hereto. The Investor acknowledges and agrees that this subscription (i) is irrevocable on the part of the Investor, (ii) is conditioned upon acceptance by or on behalf of the Fund and (iii) may be accepted or rejected in whole or in part by the Fund in its sole discretion. The Investor agrees to be bound by all the terms and provisions of the Amended and Restated Limited Liability Company Agreement of the Fund (as amended from time to time, the “Limited Liability Company Agreement”) in the final form provided to the Investor. Capitalized terms not defined herein are used as defined in the Limited Liability Company Agreement. To the extent anything in this Subscription Agreement is inconsistent with the terms of the Limited Liability Company Agreement, the Limited Liability Company Agreement shall control.

2.            Representations and Warranties of the Investor. To induce the Fund to accept this subscription, the Investor represents, warrants and/or covenants as follows:

(a)            The Investor has been furnished and has carefully read the Private Placement Memorandum relating to the Fund (as amended, restated and/or supplemented through the closing date of the Investor’s subscription for Units, the “Memorandum”), the Limited Liability Company Agreement and, if the Investor is a natural person, a current copy of the New Mountain Privacy Policy attached hereto as Annex 3. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units, is able to bear the risks of an investment in the Units and understands the risks of, and other considerations relating to, a purchase of Units, including the matters set forth under the caption “Certain Risk Factors and Potential Conflicts of Interest” in the Memorandum.

(b)            The Units to be acquired pursuant to this Subscription Agreement are being acquired by the Investor for the Investor’s own account for investment purposes only and not with a view to resale or distribution.

(c)            The Investor understands that the Fund intends to file or has filed (i) an election to be treated as a business development company under the Investment Company Act and (ii) an election to be treated as a regulated investment company within the meaning of Section 851 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); pursuant to those elections, the Investor will be required to furnish certain information to the Fund as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Fund, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulations § 1.852-7. Upon the request of the Fund, the Investor may be required to promptly deliver a properly completed and executed IRS Form 972 with respect to the Fund. The Fund intends to file a registration statement on Form 10 (the “Form 10 Registration Statement”) for its Units with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 10 Registration Statement is not the offering document pursuant to which the Fund is conducting this offering and may not include all information regarding the Fund contained in the Memorandum; accordingly, Investors should rely on information contained in the Memorandum and Subscription Documents in making their investment decisions. The Investor acknowledges it may be required to make filings with the SEC pursuant to Section 13 or Section 16 of the Exchange Act, as applicable.

(d)            The Investor understands that the Units have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any state thereof or the securities laws of any other jurisdiction, nor is such registration contemplated. The Investor understands and agrees further that the Units must be held indefinitely unless they are subsequently registered under the Securities Act and these laws or an exemption from registration under the Securities Act and these laws covering the sale of Units is available. Even if such an exemption is available, the assignability and transferability of the Units will be governed by the Limited Liability Company Agreement, which imposes substantial restrictions on transfer. The Investor understands that legends stating that the Units have not been registered under the Securities Act and these laws, and setting out or referring to the restrictions on the transferability and resale of the Units, will be placed on all documents evidencing the Units. The Investor represents and warrants that, unless separately acknowledged in writing by the Fund on the date of acceptance of this Subscription Agreement, there are no governmental orders, permissions, consents, approvals or authorizations that are required to be obtained and/or observed, and no registrations or other filings (other than a notice of exempt offering on Form D under the Securities Act or other similar filings under any applicable U.S. state “blue sky” law or the securities laws of any other jurisdiction) are required to be made (in each case whether regarding registration as a lobbyist, investment advisor and/or other status or category, or otherwise (including restrictions on gifts, political contributions or other activities) for the Fund, New Mountain Finance Advisers BDC, L.L.C. (the “Adviser”) or their respective Affiliates or employees) in connection with the purchase of the Units by the Investor and/or the Investor’s status as a Unitholder of the Fund. The Investor’s overall commitment to the Fund and other investments that are not readily marketable is not disproportionate to the Investor’s net worth, and the Investor has no need for immediate liquidity in the Investor’s investment in Units.

(e)            To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Fund, the offering of Units or any statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of representatives of the Fund concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum.

(f)            Other than as set forth in the Memorandum, the Limited Liability Company Agreement and any separate agreement in writing with the Fund or the Adviser executed in conjunction with the Investor’s subscription for Units, the Investor is not relying upon any other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Fund, the Adviser, any Affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Fund and the Investor understands that the Memorandum is not intended to convey tax, legal, investment or accounting advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in Units, and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Units, and believes that an investment in the Units is suitable and appropriate for the Investor.

(g)            If the Investor is not a natural person (i) the Investor has the power and authority to enter into this Subscription Agreement, the Limited Liability Company Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Units, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (ii) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement, the Limited Liability Company Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Units. If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Units and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Units. The Investor has provided the Fund with a copy of any policy or regulation applicable to the Investor or the Investor’s service providers (including with respect to political contributions, third-party payments or the use of placement agents) with which the Adviser and/or the Fund will be expected to comply in connection with the Investor’s investment in the Fund. Neither (A) the execution and delivery by the Investor of, and compliance by the Investor with, this Subscription Agreement, the Limited Liability Company Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Units nor (B) except as disclosed to the Fund in writing prior to the submission hereof, the payment of a fee to any placement agent, solicitor or finder in connection with the Investor’s subscription for Units, violates or represents a breach of, or constitutes a default under, any instruments governing the Investor, any law, regulation, order or policy, or any agreement to which the Investor is a party or by which the Investor is bound, including any policy or regulation of the type referred to in the previous sentence. This Subscription Agreement has been duly executed by the Investor and constitutes, and the Limited Liability Company Agreement, when the Investor is admitted as a Member, will constitute, a valid and legally binding agreement of the Investor, enforceable against it in accordance with the terms thereof (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing).

(h)            The Investor: (i) is not registered as an investment company under the 1940 Act; (ii) has not elected to be regulated as a business development company under the 1940 Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is permitted to acquire and hold more than 3% of the outstanding voting securities of a business development company regulated under the 1940 Act.

(i)            If the Investor is, or is acting (directly or indirectly) on behalf of, a Plan1 that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code, or any provisions of any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to those provisions of ERISA or the Code (collectively, “Other Plan Laws”):

(i)    (a) neither the Adviser, the Fund or any of their respective Affiliates (collectively referred to as the “New Mountain Entities”) has acted as the Plan’s fiduciary, or has been relied upon for any advice, with respect to the Plan’s decision to purchase or hold any Units and none of the New Mountain Entities shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to purchase, continue to hold, transfer, withdraw, vote or provide any consent with respect to any Units; and

(b) the decision to invest in the Fund has been made, and the performance of the Plan’s obligations under (and the exercise of the Plan’s rights in connection with) the Limited Liability Company Agreement and the Subscription Agreement will continue to be made, at the recommendation or direction of an independent fiduciary (a “Fiduciary”) who is:

(A)	independent of the New Mountain Entities;

[1]	The term “Plan” is defined to include (i) an “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements, for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c) of ERISA or the regulations promulgated thereunder, (iv) a plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (v) an entity whose underlying assets are deemed to constitute the assets of any of the foregoing described in clauses (i), (ii), (iii) or (iv), pursuant to ERISA or otherwise.

(B)	capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies;

(C)	a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, Section 4975 of the Code, or as defined under applicable Other Plan Laws, as applicable), with respect to the Plan’s investment in the Fund and is responsible for exercising independent judgment in evaluating the Plan’s investment in the Fund; and

(D)	aware of and acknowledges that (I) none of the New Mountain Entities are undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Plan’s investment in the Fund, (II) the New Mountain Entities have a financial interest in the Plan’s investment in the Fund on account of the fees and other compensation they expect to receive from the Fund and their other relationships with the Fund, and (III) any such fees and other compensation received by a New Mountain Entity do not constitute fees or other compensation rendered for the provision of investment advice to the Plan;

(ii)            the Fiduciary has taken into consideration its fiduciary duties under ERISA or any Other Plan Law, as applicable, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Plan’s investment in the Fund, and has concluded that such investment is prudent;

(iii)            the Plan’s decision to invest in the Fund and the acquisition of the Units contemplated thereby is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and Other Plan Laws and does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a similar violation under any applicable Other Plan Laws; and

(iv)            if the Investor is (directly or indirectly) investing the assets of a Plan which is not subject to Title I of ERISA or Section 4975 of the Code but is subject to any other U.S. or non-U.S. federal, state, local or other laws or regulations that could cause the underlying assets of the Fund to be treated as assets of the Plan by virtue of its investment in the Fund and thereby subject the Fund and Adviser (or other Persons responsible for the operation of the Fund and/or investment of the Fund’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code (“Similar Law”), the Fund’s assets will not constitute the assets of such Plan under the provisions of any applicable Similar Law.

The representations and warranties set forth in this paragraph 2(i) shall be deemed repeated and reaffirmed on each day the Investor holds any Units. If at any time prior to the dissolution and winding up of the Fund the representations and warranties set forth in this paragraph shall cease to be true, the Investor shall promptly notify the Fund in writing. The Investor was offered the Units through private negotiations, not through any general solicitation or general advertising, and in the State listed in Section A.4 in the Investor Questionnaire attached hereto (the “Investor Questionnaire”) and intends that the securities laws of that State govern the Investor’s subscription.

(j)            The Investor acknowledges, or, if the Investor is acting as agent, representative or nominee for a subscriber, the Investor has advised the beneficial owner that the Fund has entered, or may enter, into an agreement with a Placement Agent providing for a payment from the Fund of a one-time or ongoing fee based upon the Units of any Investor introduced to the Fund by such Placement Agent.

(k)      (i)      Neither the Investor, nor any of its Affiliates or beneficial owners (w) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) (which can be found here: http://www.treas.gov/offices/enforcement/ofac/), nor are they otherwise a party with which the Fund is prohibited to deal under the laws of the United States, (x) appears on the European External Action Service consolidated list of persons, groups and entities subject to EU financial sanctions maintained on behalf of the European Commission, (y) appears on the Consolidated United Nations Security Council Sanctions List or (z) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents and warrants that: (a) if the Investor is a natural person, the Investor is not a person who is or has been entrusted with prominent public functions, such as Head of State or of government, a senior politician, a senior government, judicial or military official, a senior executive of a state-owned corporation or an important political party official, or a close family member or close associate of such person, and (b) the monies used to fund the investment in the Units are not derived from, invested for the benefit of or related in any way to, the governments of, or persons within, any country that (i) is under a U.S. embargo enforced by OFAC, (ii) has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (iii) has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.”

The Investor further represents and warrants that the Investor: (i) has conducted thorough due diligence with respect to all of its beneficial owners, (ii) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, the Fund may be required or determine that it is necessary and appropriate to collect documentation verifying the Investor’s identity and the source of funds used to acquire a Unit before, and from time to time after, acceptance by the Fund of this Subscription Agreement. The Investor does not know or have any reason to suspect that (i) the monies used to fund the Investor’s investment in a Unit have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities, and (ii) the proceeds from the Investor’s investment in Units will be used to finance any illegal activities. Neither the Investor, nor any of its Affiliates, nor any person having a direct or indirect beneficial interest in the Units being acquired is (i) a i) an immediate family member3 of a SFPF or (iii) a close associate4 of a SFPF.senior foreign political figure (“SFPF”), 2 (i

Neither the Investor, nor any of its Affiliates, nor any person having a direct or indirect beneficial interest in the Units being acquired is (i) a politically exposed person (a “PEP”),5 (ii) an immediate family member6 of a PEP or (iii) a close associate7 of a PEP. The Investor further represents and warrants that to the extent a beneficial owner is a bank, including a branch, agency or office of a bank, that is not physically located in the United States, that the Investor has taken and will take reasonable measures to establish that the bank has a physical presence or is an affiliate of a regulated entity. The Investor has determined that the funds being invested by the Investor in the Fund do not come from corruption.

(ii)            The Investor acknowledges and agrees that unless the Adviser or the Fund otherwise agrees, any distributions to it will be paid to the account specified in Section B of the Investor Questionnaire, which will be the same account from which payments will be made by the Investor to the Fund and will only be made in the Investor’s name and, unless otherwise specified in Section B of the Investor Questionnaire, to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or of a bank that is regulated in and either based or incorporated in or formed under the laws of the United States or another “Approved FATF Country” and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time. For the purposes of this Subscription Agreement, an “Approved FATF Country” means a country that is recognized as such by the Financial Action Task Force on Money Laundering. 8

[2]	A “senior foreign political figure” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party or a current or former senior executive of a non-U.S. government-owned commercial enterprise. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. For purposes of this definition, a “senior official” or “senior executive” means an individual with substantial authority over policy, operations, or the use of government-owned resources.
[3]	An “immediate family member” of a SFPF means spouses, parents, siblings, children and a spouse's parents and siblings.
[4]	A “close associate” of a SFPF means a person who is widely and publicly known (or is actually known) to be a close associate of a SFPF.
[5]	A “politically exposed person” means individuals who are or have been entrusted with prominent public functions domestically or by a foreign country or an international organization. Examples include, without limitation, a current or former senior official in the executive, legislative, administrative, military or judicial branches of a government (whether elected or not), a senior official of a major political party or a senior executive of a government-owned corporation. In addition, a “politically exposed person” includes any corporation, business or other entity that has been formed by, or for the benefit of, a political figure.
[6]	An “immediate family member” of a PEP typically includes the figure’s parents, siblings, spouse, children and in-laws.
[7]	A “close associate” of a PEP means a person who is widely and publicly known to maintain an unusually close relationship with a PEP, and includes a person who is in a position to conduct substantial financial transactions on behalf of a PEP.

(iii)            If the Investor or beneficial owner of the investment in the Units is a non-U.S. banking institution (a “Non-U.S. Bank”), the Investor represents and warrants to the Fund that it is not a prohibited “shell bank” as defined by the USA PATRIOT Act Regulations.

(iv)            In the event that the Investor is a non-U.S. Bank or if the Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Non-U.S. Bank, the Investor represents and warrants to the Fund that: (A) the Non-U.S. Bank has a fixed address, other than an electronic address or a post-office box, in a country in which the Non-U.S. Bank is authorized to conduct banking activities; (B) the Non-U.S. Bank employs one or more individuals on a full-time basis; (C) the Non-U.S. Bank maintains operating records related to its banking activities; (D) the Non-U.S. Bank is subject to inspection by the banking authority that licensed the Non-U.S. Bank to conduct banking activities; and (E) the Non-U.S. Bank does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(v)            The Investor agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations and/or if the Fund determines in its good faith judgment that such action is in the best interests of the Fund (including if the Investor fails to provide any information or execute and deliver any documents requested pursuant to Section 4), the Adviser may “freeze the account” of the Investor, either by prohibiting additional investments by the Investor, segregating assets of the Investor and/or suspending other rights the Investor may have under the Limited Liability Company Agreement and (B) the Adviser may be required to report such action or confidential information relating to the Investor (including, without limitation, disclosing the Investor’s identity) to governmental authorities, self-regulatory organizations and financial institutions.

(vi)            The representations and warranties set forth in this paragraph 2(k) shall be deemed repeated and reaffirmed by the Investor to the Fund as of each date that the Investor is required to make a Capital Contribution or other payment to, or receives a distribution from, the Fund or any alternative investment vehicle, if applicable. If at any time during the term of the Fund, the representations and warranties set forth in this paragraph 2(k) cease to be true, the Investor shall promptly so notify the Fund in writing.

(vii)            The Investor understands and agrees that the Fund may not accept any amounts from a prospective Unitholder if such prospective Unitholder cannot make the representations and warranties set forth in this paragraph 2(k). If an existing Unitholder cannot make these representations or warranties at any time, the Fund may require the redemption of such Unitholder’s Units pursuant to Section 10.3 of the Limited Liability Company Agreement.

8 A list of current FATF members can be found at http://www.fatf-gafi.org/pages/aboutus/membersandobservers/#d.en.3147.

(l)            The Investor will not transfer or deliver any interest in the Units except in accordance with the restrictions set forth in the Limited Liability Company Agreement.

3.            Tax Information. The Investor certifies under penalties of perjury that (i)(A) the Investor’s name, taxpayer identification or social security number and address provided in the Investor Questionnaire are correct and (B) the Investor will complete and return with this Subscription Agreement an IRS Form W-9 and (ii)(A) the Investor is not a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code) and (B) the Investor will notify the Fund within sixty (60) calendar days of any change in such status. The Investor agrees to execute properly and provide to the Fund in a timely manner any tax documentation or other information that may be reasonably required by the Adviser in connection with the Fund (including, but not limited to, the name, address and tax identification number of any “substantial U.S. owner” of the Investor or other information required to reduce or eliminate any withholding tax directly or indirectly imposed on or collected by or with respect to the Fund pursuant to Sections 1471 through 1474 of the Code, an intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Code or any similar regime under non-U.S. law implementing such intergovernmental agreement or any similar provision of non-U.S. law (“FATCA”) and any other information reasonably requested by the Adviser that is necessary for the Fund (or any entity in which the Investor directly or indirectly invests) to comply with its obligations pursuant to FATCA).

4.            Further Advice and Assurances. All information which the Investor has provided to the Fund, including the information in this Subscription Agreement and in the Investor Questionnaire, is true, correct and complete as of the date hereof, and the Investor agrees to notify the Fund immediately if any representation or warranty contained in this Subscription Agreement or any of the information in the Investor Questionnaire, becomes untrue at any time. The Investor agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Fund may reasonably request from time to time to verify the accuracy of the Investor’s representations and warranties herein, to establish the identity of the Investor and the direct and indirect participants in its investment in Units, to the extent applicable, to comply with any law, rule or regulation to which the Fund may be subject, including, without limitation, compliance with anti-money laundering laws, rules and regulations of any applicable jurisdiction, to respond to requests for information concerning the identity of Unitholders or source of funds from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, to update such information, or to respond to any request by a court or regulatory authority in connection with any actual or proposed Portfolio Investment or for any other reasonable purpose.

5.            Power of Attorney. The Investor by executing this Subscription Agreement hereby appoints any duly authorized representative of the Fund, with full power of substitution, as the Investor’s true and lawful representative and attorney-in-fact, and agent of the Investor, to execute, acknowledge, verify, swear to, deliver, record and file, in the Investor’s name, place and stead, the Limited Liability Company Agreement, any amendments to the Limited Liability Company Agreement (approved in accordance therewith) or any other agreement or instrument that the Fund deems appropriate solely to admit the Investor as a Member of the Fund. To the fullest extent permitted by law, this power of attorney is coupled with an interest, is irrevocable and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Investor. This power of attorney shall not revoke any prior powers of attorney executed by the Investor (including any powers of attorney contained in any documents executed pursuant to a power of attorney) and will terminate upon the complete withdrawal of an assigning Member from participation in the Fund. The Investor acknowledges and agrees that under the terms of the Limited Liability Company Agreement each Member grants a further power of attorney to the Fund as provided for therein.

6.            Indemnity. The Investor understands that the information provided herein (including the Investor Questionnaire) will be relied upon by the Fund and the Adviser for the purpose of determining the eligibility of the Investor to purchase Units in the Fund. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Units in the Fund. To the fullest extent permitted by law, unless otherwise agreed to in writing by the Adviser (on its own behalf and/or on behalf of the Fund) the Investor agrees to indemnify and hold harmless the Fund, the Adviser, the Administrator and their respective Affiliates and each Unitholder thereof from and against any loss, damage or liability due to or arising out of a material breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire attached hereto) or in any other document provided by the Investor to the Fund or in any agreement (other than the Limited Liability Company Agreement) executed by the Investor with the Fund or the Adviser in connection with the Investor’s investment in Units. Notwithstanding any provision of this Subscription Agreement (including the Investor Questionnaire), the Investor does not waive any rights granted to it under the Limited Liability Company Agreement or applicable securities laws.

7.            Miscellaneous. This Subscription Agreement is not assignable by the Investor without the prior written consent of the Fund. The representations and warranties made by the Investor in this Subscription Agreement, including the Investor Questionnaire attached hereto, shall survive the closing of the transactions contemplated hereby and any investigation made by the Fund or the Adviser. The Investor Questionnaire, including, without limitation, the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument. For the avoidance of doubt, a person’s execution and delivery of this Subscription Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Subscription Agreement by or on behalf of such person and shall bind such person to the terms of this Subscription Agreement. The parties hereto agree that this Subscription Agreement and any additional information incidental hereto may be maintained as electronic records. Any person executing and delivering this Subscription Agreement by an Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Subscription Agreement, as may be reasonably requested by the Fund. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York, and the parties hereto submit to the non-exclusive jurisdiction of federal and state courts located in the State of New York.

8.            Distributions. Distributions to the Investor in respect of its Units shall be made to the account(s) specified in Section B of the Investor Questionnaire or as otherwise specified in writing by the Investor to the Fund.

9.            “Disqualifying Event” under Rule 506. The Investor represents that neither the Investor nor any person who through the Investor’s Units (including anyone who has investment discretion on the Investor’s behalf) beneficially owns the Units has been subject to any of the events specified in Exhibit A during the time periods specified therein. Furthermore, the Investor agrees to provide the Fund with prompt written notice of the occurrence of any event specified in Exhibit A with respect to the Investor or any such beneficial owner.

FOR FLORIDA INVESTORS

THE UNITS HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT.

IF SALES ARE MADE TO FIVE (5) OR MORE INVESTORS IN FLORIDA, ANY FLORIDA INVESTOR MAY, AT HIS OR HER OPTION, VOID ANY PURCHASE HEREUNDER WITHIN A PERIOD OF THREE (3) DAYS AFTER HE OR SHE (A) FIRST TENDERS OR PAYS TO THE FUND, AN AGENT OF THE FUND OR AN ESCROW AGENT THE CONSIDERATION REQUIRED HEREUNDER OR (B) DELIVERS HIS OR HER EXECUTED SUBSCRIPTION AGREEMENT, WHICHEVER OCCURS LATER. TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA INVESTOR TO SEND A LETTER OR TELEGRAM TO THE FUND WITHIN SUCH THREE (3) DAY PERIOD, STATING THAT HE OR SHE IS VOIDING AND RESCINDING THE PURCHASE. IF ANY INVESTOR SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.

FOR INVESTORS IN OTHER U.S. STATES

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE UNITS HAVE NOT BEEN RECOMMENDED BY ANY U.S. FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Date:	Amount of Capital Commitment:

$

INDIVIDUAL INVESTOR:

(Print Full Name)

(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, JOINT ACCOUNT[9], OTHER INVESTOR:

(Print Full Legal Name of Entity)

By:
(Signature)

(Print Full Name and Title)

9 If the account is a joint account, the other authorized signatory on such account must also execute this Subscription Agreement.

ACCEPTANCE OF SUBSCRIPTION

(to be filled out only by the Fund)

The Fund hereby accepts the above application for subscription for Units as of the date set forth below.

NEW MOUNTAIN GUARDIAN IV BDC, L.L.C.

Amount of Capital Commitment Accepted:

By:		$
Name: Adam Weinstein
Title: Director, Executive Vice President

Date:

ACKNOWLEDGMENT FOR INDIVIDUAL SUBSCRIBERS

STATE OF                                                            )

       : ss.:

COUNTY OF                                                        )

On this ______ day of ____________, 202___, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared ___________________, known to me to be the person (or persons) whose name is (or whose names are) subscribed to on the within instrument, and acknowledged that he (or she or they) executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

Address:

[Seal]

My commission expires:

__________________

PARTNERSHIP ACKNOWLEDGMENT

STATE OF                                                            )

       : ss.:

COUNTY OF                                                        )

On this ______ day of ____________, 202___, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared ___________________, known to me to be the person whose name is subscribed to on the within instrument, and acknowledged that he (she) executed the same as a general partner of the foregoing partnership.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

Address:

[Seal]

My commission expires:

__________________

CORPORATE ACKNOWLEDGMENT

STATE OF                                                            )

       : ss.:

COUNTY OF                                                        )

On this ______ day of ____________, 202___, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared _______________, known to me, who, being by me duly sworn, did depose and say that he (she) is the _______________ of ____________, the corporation whose name is subscribed to on the within instrument; that he (she) executed said instrument on behalf of said corporation by authority of its board of directors or pursuant to its by-laws and that the same is the free act and deed by said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

Address:

[Seal]

My commission expires:

___________________

TRUST ACKNOWLEDGMENT

STATE OF                                                            )

       : ss.:

COUNTY OF                                                        )

On this ______ day of ____________, 202___, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared _______________, known to me, who duly acknowledged to me that he (she) (they) (it) is (are) the trustee(s) of _______________ trust described in the foregoing instrument, that the foregoing instrument was signed on behalf of said trust and that the same is the free act and deed of said trust.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

Address:

[Seal]

My commission expires:

__________________

LIMITED LIABILITY COMPANY ACKNOWLEDGMENT

STATE OF                                                            )

       : ss.:

COUNTY OF                                                        )

On this ______ day of ____________, 202___, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared _______________, known to me to be the person whose name is subscribed to on the within instrument, and acknowledged that he (she) executed the same as a manager or managing member, as applicable, of the foregoing limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

Address:

[Seal]

My commission expires:

__________________

STATE PENSION PLAN ACKNOWLEDGMENT

STATE OF                                                            )

       : ss.:

COUNTY OF                                                        )

On this ______ day of ____________, 202____, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared ____________, known to me, who, being by me duly sworn, did depose and say that she is the                  of____________________________________, the state governmental pension plan whose name is subscribed to on the within instrument; that she executed said instrument on behalf of said state governmental pension plan by authority of its enabling statute and that the same is the free act and deed by said state governmental pension plan.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

Address:

[Seal]

My commission expires:

___________________

INVESTOR QUESTIONNAIRE

A.            General Information

1. Print Full Name of Investor

Individual:	Entity:

First Middle Last	Full Legal Name of Entity

Name of Parent Institution Known to New Mountain (if different from Entity name above)

Beneficial Owner of Investment (optional)

Permanent Address of Investor:

Entity:  To assist the Fund in preparing the its tax and regulatory filings, please check the category into which you fall (please select only one of the options below):

☐	Individual that is a United States person (including a trust of any such individual)
☐	Individual that is a not a United States person (including a trust of any such individual)
☐	Broker-dealer
☐	Insurance company
☐	Investment company registered with the SEC under the Investment Company Act
☐	An issuer that would be an investment company as defined in Section 3 of the Investment Company Act but for Section 3(c)(1) or 3(c)(7) thereof
☐	Non-profit organization
☐	Pension plan (excluding governmental pension plans)
☐	Banking or thrift institution (proprietary)
☐	Any state or political subdivision of a state, including (i) any agency, authority or instrumentality of the state or political subdivision; (ii) a plan or pool of assets controlled by the state or political subdivision or any agency, authority or instrumentality thereof; and (iii) any officer, agent or employee of the state or political subdivision or any agency, authority or instrumentality thereof, acting in its official capacity (excluding governmental pension plans)
☐	State or municipal governmental pension plan
☐	Sovereign wealth fund or foreign official institution
☐	Other (please specify): _____________________________________________

1

2.	U.S. Taxpayer Identification or Social Security Number:

3.	Medicare Identification Number (if applicable):	_____________ ☐ Not Applicable

Please provide information on all of the individuals who play a role in the Investor’s investment in the Fund, including contacts for business relationship matters and investment decision making, receiving financial information and maintaining records, capital call and distribution notices, legal documentation and tax matters.

E-mail addresses will be used to notify the Investor of any notices, reports, requests, demands, consents or other communications that are posted to the Fund’s intranet website (currently IntraLinks) in accordance with Section 13.1 of the Limited Liability Company Agreement.

4.	Primary Contact Person for this Account, for purposes of making changes to wire instructions and changes to contact information such as adding or removing contacts:

Name:
Street Address:
Organization:
Telephone:
E-mail:

☐	All Information Below
☐	Financial Statements & Capital Statements
☐	For Capital Call and Distribution Notices
☐	For Legal Documentation
☐	For Tax Matters

5.	Additional Contact Person

☐	All Information Below
☐	Financial Statements & Capital Statements
☐	For Capital Call and Distribution Notices
☐	For Legal Documentation
☐	For Tax Matters

Name:
Street Address:
Organization:
Telephone:
E-mail:

2

6.	Additional Contact Person

☐	All Information Below
☐	Financial Statements & Capital Statements
☐	For Capital Call and Distribution Notices
☐	For Legal Documentation
☐	For Tax Matters

Name:
Street Address:
Organization:
Telephone:
E-mail:

7.	Additional Contact Person

☐	All Information Below
☐	Financial Statements & Capital Statements
☐	For Capital Call and Distribution Notices
☐	For Legal Documentation
☐	For Tax Matters

Name:
Street Address:
Organization:
Telephone:
E-mail:

8.	Additional Contact Person

☐	All Information Below
☐	Financial Statements & Capital Statements
☐	For Capital Call and Distribution Notices
☐	For Legal Documentation
☐	For Tax Matters

Name:
Street Address:
Organization:
Telephone:
E-mail:

3

9.	Additional Contact Person

☐	All Information Below
☐	Financial Statements & Capital Statements
☐	For Capital Call and Distribution Notices
☐	For Legal Documentation
☐	For Tax Matters

Name:
Street Address:
Organization:
Telephone:
E-mail:

10.	Additional Contact Person

☐	All Information Below
☐	Financial Statements & Capital Statements
☐	For Capital Call and Distribution Notices
☐	For Legal Documentation
☐	For Tax Matters

Name:
Street Address:
Organization:
Telephone:
E-mail:

4

B.        Anti-Money Laundering Information

1.        Payment Information

(a)	Name of the bank from which the Investor’s payment to the Fund is being wired (the “Wiring Bank”) and, unless otherwise agreed by the Fund or Adviser, to which distributions shall be made: _______________________
YES NO
(b)	Is the Wiring Bank located in an Approved FATF Country*?I f yes, please answer question (c) below. If no, please provide the additional information described below.	☐ ☐

(c)	Is the Investor a customer of the Wiring Bank? If yes, you are not required to provide the additional information described below. If no, please provide the additional information described below.	☐ ☐

(d)	Please provide the occupation (for individuals) or the business or general nature (for entities or trusts) of the Investor:________________________________________________________________________________

(e)	Please provide the source of funds for the Investor’s investment in the Fund if different from above (i.e. generated from what transaction or business?) ________________________________________________________________________________

The Investor must wire the payment from an account in its name.

2.	For distributions of cash, please wire funds to the following bank account:

Beneficiary Bank Name:
Beneficiary Bank Address:
Beneficiary Bank’s ABA or IBAN:
Beneficiary Bank SWIFT Code, if any:
Beneficiary Account Name:
Beneficiary Account Number:
*Intermediary/Correspondent Bank Name, if any:
*Intermediary/Correspondent Bank ABA or IBAN, if any:
For further credit account name, if any:
For further credit account number, if any:
Reference:

*Note, most foreign banks typically use a USD intermediary or correspondent bank. For foreign wire instructions; please ensure this data is completed, when applicable.

Please be advised that any disbursements will automatically be sent as indicated above unless the Fund is notified otherwise in writing.

*	A list of current FATF members can be found at http://www.fatf-gafi.org/pages/aboutus/membersandobservers/#d.en.3147.

5

3.	For distributions in-kind, please:

Credit securities to my brokerage account at the following firm:

Firm Name:
Address:
Account Name:
Account Number:
DTC Number:

Please be advised that if the above information is not provided or electronic share delivery is not reasonably practicable, distributions in-kind will be sent to the Investor at the Investor’s address provided above unless the Fund is notified otherwise in writing.

C.	Accredited Investor Status

The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has checked each and every box below which is next to the category or categories under which the Investor qualifies as an accredited investor:

FOR INDIVIDUALS:

☐	(A)	A natural person with individual net worth (or joint net worth with spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse)) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse or spousal equivalent other than the primary residence of the spouse or spousal equivalent), over total liabilities. (For this purpose, the amount of any mortgage or other indebtedness secured by an investor’s primary residence should not be included as a “liability,” except to the extent (i) the fair market value of the residence is less than the amount of such mortgage or other indebtedness or (ii) such indebtedness existing on the date of the acceptance of the Investor’s subscription for Units exceeds the indebtedness that existed 60 days preceding such date and such indebtedness was not as a result of the acquisition of the Investor’s primary residence).

6

☐	(B)	A natural person with individual income (without including any income of the Investor’s spouse or spousal equivalent) in excess of $200,000, or joint income with spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

☐	(C)	A natural person holding in good standing one or more of the following certifications: General Securities Representative license (Series 7), Private Securities Offerings Representative license (Series 82), and Investment Adviser Representative license (Series 65).

☐	(D)	Any natural person who is a “knowledgeable employee,” as defined in Rule 3c5(a)(4) under the Investment Company Act, of the Fund.

FOR ENTITIES:

☐	(E)	An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).

☐	(F)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

☐	(G)	A broker-dealer registered pursuant to Section 15 of the Exchange Act.

☐	(H)	An investment adviser, investing for its own account, registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

☐	(I)	An investment adviser, investing for its own account, relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act.

☐	(J)	An insurance company as defined in Section 2(a)(13) of the Securities Act.

☐	(K)	An investment company registered under the Investment Company Act.

7

☐	(L)	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	(M)	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended.

☐	(N)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐	(O)	A private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐	(P)	An organization described in Section 501(c)(3) of the Code, a corporation, Massachusetts or similar business trust, limited liability company or partnership, in each case, not formed for the specific purpose of acquiring Units, with total assets in excess of $5 million.

☐	(Q)	A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Units, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units.

☐	(R)	Any entity, of a type not listed in paragraphs E, F, G, H, I, J, K, L, M, N, O, P, Q, S or T, not formed for the specific purpose of acquiring Units, owning “investments” in excess of $5 million. For purposes of this paragraph, please refer to Annexes 1 and 2 to this Investor Questionnaire for the definition of “investments” and for information regarding the “valuation of investments”, respectively.

☐	(S)	An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest in the Units is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	(T)	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	(U)	A “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, investing for its own account: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the Units, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	(V)	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, investing for its own account, of a family office meeting the requirements described in the immediately preceding paragraph and whose prospective investment in the Fund is directed by such family office pursuant to the immediately preceding paragraph.

8

D.	Supplemental Data for Individuals (Entities may skip this Section of the Investor Questionnaire)

1.	Please indicate whether you are investing the assets of any retirement plan, account or arrangement (such as, for example, an individual retirement account or a “Keogh” plan).

☐ Yes      ☐ No

If the above question was answered “Yes,” please contact Simpson Thacher & Bartlett      LLP for additional information that will be required.

2.            Please provide your date of birth:

3.	Will any other person or persons have a beneficial interest in the Units to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Investor)? (By way of example, “nominee” Investors or Investors who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Units to be acquired herein would check “Yes”).

☐ Yes      ☐ No

If the above question 3 was answered “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

E.	Supplemental Data for Entities (Natural persons may skip this Section of the Investor Questionnaire)

1.	If the Investor is not a natural person, the Investor must furnish the following supplemental data:

Legal form of entity (trust, corporation, partnership, limited liability company, benefit plan, etc.):

Jurisdiction of organization and location of domicile:

Location of principal place of business:

2.a.	Was the Investor organized for the specific purpose of acquiring Units?

☐ Yes      ☐ No

9

2.b.	Are shareholders, partners or other holders of equity or beneficial interests in the Investor able to decide individually whether to participate, or the extent of their participation, in the Investor’s investment in the Fund (i.e., can shareholders, partners or other holders of equity or beneficial interests in the Investor determine whether their capital will form part of the capital invested by the Investor in the Fund)?

☐ Yes      ☐ No

2.c.	Does the amount of the Investor’s subscription for Units in the Fund exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Investor?

☐ Yes      ☐ No

2.d.	Will any other person or persons have a beneficial interest in the Units to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Investor)? (By way of example, “nominee” Investors or Investors who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Units to be acquired herein would check “Yes”).

☐ Yes     ☐ No

If any of questions 2.a., 2.b., 2.c. or 2.d. above were answered “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

3.a.	Please indicate whether or not the Investor is, or is acting (directly or indirectly) on behalf of, (i) an “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, (ii) a plan, individual retirement account (“IRA”) or other arrangement that is described in Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c) of ERISA or the regulations promulgated thereunder, (iv) a plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, or (v) an entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii), (iii) or (iv), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), (iii), (iv) and (v) being referred to as a “Plan”).

☐ Yes      ☐ No

10

3.b.	If the Investor is, or is acting (directly or indirectly) on behalf of, such Plan, please indicate whether or not the Plan is subject to Title I of ERISA or Section 4975 of the Code.

☐ Yes      ☐ No

3.c.	If question 3.b. above was answered “Yes”, please indicate what percentage of the Plan’s assets invested in the Fund are considered to be the assets of “benefit plan investors” within the meaning of DOL Regulations.

____________%

3.d.	If the Investor is investing the assets of an insurance company general account, please indicate what percentage of the insurance company general account’s assets invested in the Fund are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder.

____________%

3.e.	If the Plan is not subject to Title I of ERISA or Section 4975 of the Code, please indicate whether or not such Plan is subject to any other U.S. or non-U.S. federal, state, local, non-U.S. or other laws or regulations that could cause the underlying assets of the Fund to be treated as assets of the Plan by virtue of its investment in the Fund and thereby subject the Fund and the Adviser (or other Persons responsible for the operation of the Fund and/or investment of the Fund’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

☐ Yes      ☐ No

3.f.	Please indicate whether the Investor is a Person or entity (other than a “benefit plan investor” within the meaning of DOL Regulations) that has discretionary authority or control with respect to any assets of the Fund, a Person who provides investment advice for a fee (direct or indirect) with respect to any assets of the Fund, or any “affiliate” of any such Person. An “affiliate” of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person. For purposes of this definition, “control,” with respect to a Person other than an individual, means the power to exercise a controlling influence over the management or policies of such Person:

☐ Yes      ☐ No

3.g.	Please indicate if the Investor is, or is investing the assets of, a Plan described in and subject to Section 4975(e)(1)(B)-(F) of the Code (such as an individual retirement account and Roth IRA):

☐ Yes      ☐ No

If question 3.g. was answered “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

11

4.a.	Is the Investor a private investment company which is not registered under the Investment Company Act in reliance on:

Section 3(c)(1) thereof?	☐ Yes ☐ No

Section 3(c)(7) thereof?	☐ Yes ☐ No

4.b.	Is the Investor an “investment company” registered or required to be registered under the Investment Company Act or an “employee securities company” within the meaning of Section 2(a)(13) of the Investment Company Act?

☐ Yes      ☐ No

4.c.	If the answer to question 4.a. or 4.b. is “Yes,” is the Investor structured in a manner to comply with Section 12(d)(1)(E) of the Investment Company Act?

☐ Yes      ☐ No

5.	If the Investor’s tax year ends on a date other than December 31, please indicate such date.

6.	Is the Investor directly or indirectly (a) subject to the U.S. Freedom of Information Act, 5 U.S.C. § 552, (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement that might result in the disclosure of confidential information relating to the Fund, its Affiliates and/or any Portfolio Company, or (b) subject, by regulation, contract or otherwise, to disclose information concerning the Fund to a trading exchange or other market where interests in such Investor are sold or traded, whether foreign or domestic?

☐ Yes      ☐ No

If the above question was answered “Yes,” please indicate the relevant laws to which the Investor is subject and provide any additional explanatory information.

7.a.	For any Investor that is a governmental entity and/or agency, authority, instrumentality or other subdivision of any governmental authority, including any pension plan or pool of assets controlled by any such governmental authority or part thereof: Are there any applicable laws, rules, regulations and/or policies that limit or restrict the ability of the Investor and/or the Investor’s employees and/or representatives to participate in activities at meetings or other functions of the Fund and/or to receive items distributed at such meetings and/or functions? (Examples include any prohibitions, requirements to reimburse the Fund and its affiliates or other similar limits with respect to participation in social or entertainment activities, meals or other gifts or tokens distributed at activities hosted by the Fund and its affiliates.)

☐ Yes      ☐ No

12

If the question above was answered “Yes,” please indicate the relevant laws, rules, regulations and/or policies to which the Investor is subject and provide additional explanatory information in the space below:

7.b.	If question 7.a. was answered “Yes,” is the Investor entitled to any sovereign or other immunity in respect of itself, its property, or any litigation in any jurisdiction, court, or venue?

☐ Yes      ☐ No

If question 7.b. was answered “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

Notwithstanding any response to this question 7.b., the Investor hereby confirms that nothing herein shall relieve the Investor of or modify any obligations that the Investor may have under the Limited Liability Company Agreement or the Subscription Agreement to contribute capital to the Fund in accordance with the terms and conditions of the Limited Liability Company Agreement and the Subscription Agreement. A lender which provides financing to the Fund or any alternative investment vehicle in accordance with the terms of the Limited Liability Company Agreement may rely on this paragraph.

8.            What percentage of the Investor is owned by U.S. Persons?

_________%

9.            What percentage of the Investor is owned by non-U.S. Persons?

_________%

10.	Is the Investor (a) a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust), (b) an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a trust described in clause (a) of this sentence (e.g., a limited liability company with a single member), (c) an organization described in Section 401(a), Section 501(c)(17) or Section 509(a) of the Code or (d) a trust permanently set aside or to be used for a charitable purpose?

☐ Yes      ☐ No

If the above question was answered “Yes,” please indicate which of the preceding items (a)-(d) applies to the Investor: ___.

13

F.            Discretionary Management

1.	Please check a box below indicating whether any third party has discretion to make such investment in the Fund on your behalf:

☐ Yes      ☐ No

If the above question was answered “Yes,” please list the name of the discretionary manager:

G.            Related Parties/Other Beneficial Parties

1.	To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor in the Fund?

☐ Yes      ☐ No

If the above question was answered “Yes,” please indicate the name of such other investor:

If the question above was answered “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

H.            Tax-Exempt Status

1.a.	Is the Investor exempt from United States federal income taxation, including under Section 501 of the Code?

☐ Yes      ☐ No

1.b.	If question 1.a. was answered “Yes,” please indicate the basis on which the Investor is exempt from U.S. federal income taxation in the space below:

14

I.	Bank Holding Company Status

1.	Is the Investor a “BHC Investor”[10]? as such term is defined in the Limited Liability Company Agreement?

☐ Yes      ☐ No

J.            Non-U.S. Person Status

1.            Is the Investor a “Non-U.S. Person”11?

☐ Yes      ☐ No

K.            Anti-Money Laundering

1.            Please fill out the following table including the name and country of citizenship for:

(i)	each individual that is a director and significant[12] shareholder if the Investor is a corporation;

(ii)	the ultimate owner(s) of the Investor’s general partner(s) and significant[12] limited partners if the Investor is a partnership;

(iii)	the ultimate owner(s) of the Investor’s managing members and significant[12] members if the Investor is a limited liability company; or

(iv)	the Investor’s settlor and/or grantor, trustees and beneficiaries if the Investor is a trust.

You may make additional copies of the table below as necessary.

[10]	A “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

[11]	“Non-U.S. Person” means (a) a citizen of a country other than the United States, (b) an entity organized under the laws of a jurisdiction other than those of the United States or any state, territory or possession of the United States, (c) a government other than the government of the United States or of any state, territory or possession of the United States, (d) a corporation, limited partnership, limited liability company or other entity of which, in the aggregate, more than 25% of the capital stock or other partnership, membership or ownership interests is owned of record or voted by Persons described in any of clauses (a) through (c) above or an entity described in this clause (d) or (e) a representative of, or entity controlled by, Persons described in any of the foregoing clauses (a) through (e).

[12]	“Significant” means a holder of more than 10% of the equity interests of the Investor.

15

Name	Country of Citizenship	Percentage of Ownership

[remainder of page intentionally left blank]

16

The Investor understands that the foregoing information will be relied upon by the Fund for the purpose of determining the eligibility of the Investor to purchase and own Units in the Fund. The Investor agrees to notify the Fund immediately in writing if any representation, warranty or information contained in this Subscription Agreement, including this Investor Questionnaire, becomes untrue or incomplete at any time. The Investor agrees to provide, if requested, any additional information and execute and deliver such documents regarding itself and all of its beneficial owners as the Fund may reasonably request from time to time to substantiate the Investor’s status as an accredited investor or to otherwise determine the eligibility of the Investor to purchase Units in the Fund, to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law, rule or regulation to which the Fund and/or the Adviser may be subject, including compliance with anti-money laundering laws and regulations. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Fund, the Adviser, the Administrator and their respective Affiliates and each Partner thereof from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Investor to the Fund or in any agreement (other than the Limited Liability Company Agreement) executed by the Investor with the Fund or the Adviser in connection with the Investor’s investment in Units.

INDIVIDUAL INVESTOR:

(Print Full Name)

(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, JOINT ACCOUNT, OTHER INVESTOR:

(Print Full Legal Name of Entity)

By:
(Signature)

(Print Full Name and Title)

17

ANNEX 1

Annex 1

DEFINITION OF “INVESTMENTS”

The term “investments” means:

(1)	Securities, other than securities of an issuer that controls, is controlled by or is under common control with, the Investor that owns such securities, unless the issuer of such securities is:

(i)	An investment company or a company that would be an investment company but for the exclusions or exemptions provided by the Investment Company Act, or a commodity pool; or

(ii)	A Public Company (as defined below); or

(iii)	A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements; provided, that such financial statements present the information as of a date within 16 months preceding the date on which the Investor acquires Units;

(2)	Real estate held for investment purposes;

(3)	Commodity Interests (as defined below) held for investment purposes;

(4)	Physical Commodities (as defined below) held for investment purposes;

(5)	To the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;

(6)	In the case of an Investor that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, or a commodity pool, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Investor upon the demand of the Investor; and

(7)	Cash and cash equivalents (including foreign currencies) held for investment purposes.

Real estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, as a place of business or in connection with the conduct of the trade or business of such owner or a Related Person of the owner, will NOT be considered real estate held for investment purposes; provided, that real estate owned by an Investor who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes. However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code.

Annex 1

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the Investor who is engaged primarily in the business of investing, reinvesting or trading in Commodity Interests, Physical Commodities or Financial Contracts in connection with such business may be deemed to be held for investment purposes.

“Commodity Interests” means commodity futures contracts, options on commodity futures contracts and options on physical commodities traded on or subject to the rules of:

(i)	Any contract market designated for trading such transactions under the U.S. Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and the rules thereunder; or

(ii)	Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act.

“Financial Contract” means any arrangement that:

(i)	takes the form of an individually negotiated contract, agreement, option to buy, sell, lend, swap or repurchase or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(ii)	is in respect of securities, commodities, currencies, interest or other rates, other measures of value or any other financial or economic interest similar in purpose or function to any of the foregoing; and

(iii)	is entered into in response to a request from a counter- party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

“Physical Commodities” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Interests above.

“Public Company” means a company that:

(i)	files reports pursuant to Section 13 or 15(d) of the Exchange Act; or

(ii)	has a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act.

Annex 1

“Related Person” means a person who is related to the Investor as a sibling, spouse or former spouse, is a direct lineal descendant or ancestor by birth or adoption of the Investor or is a spouse of such descendant or ancestor, provided, that in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner. “Family Company” means a company, partnership or trust that owns not less than $5,000,000 in investments and that is owned, directly or indirectly, by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons or foundations, charitable organizations or trusts established for the benefit of such persons.

For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the company and investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investment held jointly with such person’s spouse, or investments in which such person shares with such person’s spouse a community property or similar shared ownership interest. In determining whether spouses who are making a joint investment in the Fund are qualified purchasers, there may be included in the amount of each spouse’s investments any investments owned by the other spouse (whether or not such investments are held jointly). There shall be deducted from the amount of any such investments any amounts specified by paragraph 2(a) of Annex 2 incurred by such spouse.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investments held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

ANNEX 2

Annex 2

VALUATION OF INVESTMENTS

The general rule for determining the value of investments in order to ascertain whether a person is a qualified purchaser is that the value of the aggregate amount of investments owned and invested on a discretionary basis by such person shall be their fair market value on the most recent practicable date or their cost. This general rule is subject to the following provisos:

(1)	In the case of Commodity Interests, the amount of investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and

(2)	In each case, there shall be deducted from the amount of investments owned by such person the following amounts:

(a)	The amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the investments owned by such person.

(b)	A Family Company, in addition to the amounts specified in paragraph (a) above, shall have deducted from the value of such Family Company’s investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such investments.

ANNEX 3

Annex 3

New Mountain Capital, L.L.C.

New Mountain Vantage Advisers, L.L.C.

New Mountain Finance Corporation

New Mountain Finance Advisers BDC, L.L.C.

New Mountain Credit CLO Advisers, L.L.C.

PRIVACY NOTICE

To: Investors in New Mountain Private Funds (each a “Fund” and collectively, the “Funds”)13

New Mountain Capital14 (“New Mountain,” “we,” or “our”) is providing this notice to individual clients and investors (i.e. investors who are natural persons) in order to inform you of our privacy policies and practices regarding our funds with respect to your personal, nonpublic information.

It is important to note that we have always treated the personal information we receive from all of our investors with sensitivity and plan to continue that practice. Certain disclosures are permitted under agreements governing your investment in our Funds and applicable rules (for example disclosures to accountants and attorneys for the fund). We believe that all of our existing and future anticipated disclosures are permissible under existing rules and the new rules discussed below. In the unlikely event we deem it necessary to disclose information that is not permitted under such rules, we have provided you with an election to “opt out” of such disclosure. Please contact compliance@newmountaincapital.com or your Business Development representative if you would like to opt out of these disclosures.

In the European Economic Area (“EEA”), for investors subject to EU Regulation 2016/679 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (the “GDPR”) persons who control and/or process personal data, including any personal data furnished in a subscription agreement provided to New Mountain (such as authorised signatories, directors, beneficial owners, etc.) or personal data provided in the course of communicating with New Mountain (such as email addresses, business cards, telephone numbers, etc.), are required to ensure, inter alia, that any such data is processed and provided lawfully, fairly and in a transparent manner. Similar requirements apply to investors in New Mountain’s Cayman Islands investment funds, pursuant to the Data Protection Law, 2017 of the Cayman Islands. The Addendum for EEA and Cayman Islands to this Privacy Notice is intended to provide specific information about how New Mountain uses and processes personal data received from applicable investors.

The California Consumer Privacy Act of 2018 (“CCPA”) applies with respect to California residents, as such term is defined under the CCPA. The Addendum for California Investors to this Privacy Notice is intended to provide information about specific rights granted under the CCPA to natural person California residents and provides information regarding how such California residents can exercise their rights under the CCPA.

13 Please see Appendix A for a current list of Funds advised by New Mountain Capital, L.L.C., New Mountain Vantage Advisers, L.L.C., New Mountain Finance Corporation, New Mountain Finance Advisers BDC, L.L.C, and New Mountain Credit CLO Advisers, L.L.C. (collectively, the Funds).

14 For purposes of this Privacy Notice, “New Mountain Capital” includes New Mountain Capital, L.L.C.; New Mountain Vantage Advisers, L.L.C.; New Mountain Finance Corporation; New Mountain Finance Advisers BDC, L.L.C.; New Mountain Credit CLO Advisers, L.L.C.; and their private fund clients.

Annex 3

In connection with the formation and ongoing activities of our private investment funds, we collect and maintain nonpublic personal information about our individual investors from the following sources:

a)	Information we receive from you on subscription agreements, investor questionnaires or other forms that you submit to us or contracts that you enter into with us;

b)	Information related to your transactions with us, our affiliates or others; and

c)	Information you provide us directly about your personal finances or personal circumstances, including information obtained from meetings, telephone conversations and electronic communication with you.

We may disclose any of the information we collect, as described above, in connection with the activities of our investment funds to third parties and to our affiliates, including:

a)	Providers of services and products, such as broker-dealers, custodians, banks and others used to finance or facilitate transactions by or operations of our private funds; and

b)	Actual and potential portfolio companies, purchasers thereof and potential co-investors, and each of their respective advisors if requested in connection with an investment or disposition.

We may also disclose nonpublic personal information about you to nonaffiliated third parties as permitted or required by law and in accordance with the agreements governing your investment in our private funds, including:

c)	Other service providers to our investment funds, such as those who provide accounting, legal or tax preparation services; and

d)	Other partners and potential investors in our investment funds; and transfer agents, portfolio companies, brokerage firms and the like, in connection with distributions to our investors.

We have procedures in place that limit access to personal information to those employees who have a reasonable need to know such information in order to perform business services. We maintain physical, electronic and procedural safeguards to guard the nonpublic personal information that we have obtained from you.

Annex 3

Disclosure Opt Out

If you prefer that we not disclose nonpublic personal information about you to nonaffiliated third parties, you may opt out of those disclosures (other than disclosures permitted by law or the agreements governing your investment in our private funds); that is, you may direct us not to make those disclosures (other than disclosures permitted by law or the agreements governing your investment in our private funds). To opt out of disclosures to nonaffiliated third parties, you may return the Opt Out Form included in the next page to us.

Annex 3

OPT OUT FORM

To be completed and returned in the event that you (i) are an individual investor (i.e. natural person) and (ii) desire that we not make disclosures to nonaffiliated parties discussed in the above Privacy Notice (other than disclosures permitted by law or the agreements governing your investment in our private funds).

Name of Individual Investor:

Name of Fund:

Signature:

Date:

Return to:

New Mountain Capital
1633 Broadway, 48th Floor
New York, NY 10019
Attn: Chief Compliance Officer

Annex 3

Addendum for EEA and Cayman Islands

EU Regulation 2016/679 on the protection of natural persons

with regard to the processing of personal data and on the free movement of such data

(“General Data Protection Regulation”)

Data Protection Act, 2017 of the Cayman Islands (“DPA”)

This Privacy Notice is addressed to (i) individuals in the EEA with whom we interact in relation to an investment in New Mountain Private Funds (the “Funds”) and is provided pursuant to the General Data Protection Regulation, and (ii) investors in our Cayman Islands investment funds, in accordance with the DPA. New Mountain will endeavour to ensure that Personal Data that you provide to us is handled in accordance with our obligations under U.S. law and in accordance with the General Data Protection Regulation and DPA as described in this notice.

1.	In this Notice, the following terms have the following meaning:

“data controller”	means the New Mountain entity that decides how and why personal data is processed;
“EEA”	means the member states of the European Economic Area;
“personal data”	means information from which it is possible to identify a natural person (an individual), or information from which any individual is identifiable;
“processing”	means anything that is done with personal data, whether or not by automated means, such as collection, recording, organisation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.
“processor”	means the person or entity that processes personal data on behalf of a data controller.
“sensitive personal data”

means personal data about an individual’s race or ethnicity, political opinions, religious or philosophical beliefs, trade union membership, physical or mental health, sexual life, or any other information that may be deemed to be sensitive under applicable law.

2.	We will only use personal data that you provide to us, or which is otherwise obtained by us in connection with an investment in the Funds, as set out in this Privacy Notice.

3.	We may receive personal data about you from the following sources:

a.	when you provide it to us (e.g., where you contact us via email or telephone, or by any other means);

b.	when you subscribe to one of our funds and complete a subscription agreement or other fund documents;

c.	when you visit our website, fund data room and/or investor reporting portal (as applicable), including registration information and any information provided through online forms;

d.	when it is in the public domain, or obtained from searches of public registries, such as court registries or lists maintained by governmental authorities; and

e.	from third parties who provide it to us, e.g., where we conduct credit reference verification, anti-money laundering checks, or where we receive your details from financial intermediaries or placement agents fund-raising on our behalf.

Annex 3

4.	The categories of personal data that we may process are as follows:

a.	name(s); date of birth; identification, such as passport; social security number; national ID or insurance number, tax identification number; copy of passport; nationality; signatures;

b.	address; telephone number; email address; and

c.	business activities; financial expertise including educational qualifications and investment experience; value of financial portfolio; ability to bear losses; nature of past or current employment within or outside the financial sector.

5.	We may organise the personal data we collect and combine it with other personal data that you provide or that we collect from other sources.

6.	We do not seek to collect or otherwise process sensitive personal data, except where we are required to comply with a legal obligation, such as, e.g., where we are required to gather information about a politically exposed person or their family members and that information constitutes sensitive personal data.

7.	We only process information about criminal offences to the extent required by applicable law.

8.	The purposes for which we process personal data and the legal bases for doing so are as follows:

	Purpose	Legal Basis
a)	KYC - confirming your identity and screening against government, supranational bodies or sanctions lists or performing other on-boarding due diligence	•	The processing is necessary for compliance with a legal obligation;
		•	If the information constitutes sensitive personal data, we have obtained your prior consent
b)	To perform our contract, including managing the assets of the fund, providing periodic and annual reporting, responding to your queries, keeping you apprised of co-investment opportunities, and any other matters of legitimate interest to investors including other investment opportunities	•	To perform our contract with you
		•	We also have a legitimate business interest in carrying out processing for some of these purposes where we consider that, on balance, our legitimate interests are not overridden by your interests, fundamental rights or freedoms
c)	Legal compliance - detecting, investigating and preventing breaches and criminal offences, in accordance with applicable law.	•	The processing is necessary for compliance with a legal obligation; or
		•	We have a legitimate interest in carrying out the processing

d)	Legal proceedings.	•	We have a legitimate interest in carrying out the processing for the purpose of establishing, exercising or defending our legal rights
e)	Improving our products and services,	•	We have a legitimate interest in carrying out the processing for the purpose of improving our products or services where we consider that, on balance, our legitimate interests are not overridden by your interests, fundamental rights or freedoms

9.	Where it is necessary for the performance of our contract with you, or for our internal business processes, we may share personal data with any Fund (as identified in Appendix A hereto) in which you are invested, any other funds in which you invest or apply to invest in and/or the administrator(s) of such funds. In addition, we may disclose your personal data to:

a.	credit reference agencies;

b.	anti-fraud services;

c.	governmental, tax and regulatory, or similar authorities;

d.	accountants, auditors, financial and tax advisors, lawyers and other outside professional advisors to the Fund or New Mountain;

e.	third party processors (such as email and electronic communications retention vendors or fund administrators), located in Canada, Europe and the U.S.A., as applicable;

f.	any relevant party, enforcement agency or court, to the extent necessary for the establishment, exercise or defence of legal rights;

g.	for the prevention, investigation or prosecution of criminal offences;

h.	in connection with AML/KYC requirements; and

i.	any relevant third-party acquirer(s), in the event that we sell or transfer all or any relevant portion of a Net Lease Fund in which you are an investor.

10.	Where it is necessary for the performance of our contract with you and you choose not to provide personal data to us or do not want New Mountain to process this data, it may prevent New Mountain from allowing you to invest in a Fund and may adversely affect New Mountain’s ability otherwise to manage its business relationship with you.

11.	Where we engage a third-party processor, the processor will be subject to contractual obligations to: (i) process in accordance with our prior written instructions; and (ii) use measures to protect the confidentiality and security of the personal data.

12.	New Mountain is based in the U.S.A. The personal data you provide to us will be transferred to and stored on our servers in the U.S.A. We take reasonable steps to protect your personal data from unauthorised access and against unlawful processing, accidental loss, destruction and damage. Where we receive your personal data directly in the U.S.A. we are not responsible for its transfer outside the EEA. Personal data may be shared with fund administrators (for certain New Mountain products) and other service providers (e.g., for email and electronic communications retention) that are located outside of the United States. Otherwise, we do not intend to transfer your personal data to other countries outside the U.S.A. Where any transfer takes place under a written contract, you have the right to request a copy of that contract and may do so by contacting New Mountain (see the contact details below).

 Annex 3

13.	We take reasonable steps designed to ensure that your personal data are accurate and, where necessary, kept up to date. You have the right to ask to see the data we hold about you and to ask us to: (a) make any changes to ensure that any personal data is accurate and up to date; (b) erase or stop processing any personal data we hold where there is no longer a legal ground for us to process it; and, (c) transfer such data to a third party (however we do not foresee the applicability of this right in the context of your investment in a Fund). To exercise one or more of these rights, or to ask a question about these rights, please contact New Mountain at the address below.

14.	You have the right to ask us not to process your personal data for marketing purposes. You can exercise this right by checking a box on any communication in which we seek to gather any personal data from you for such purposes; alternatively, you can exercise the right at any time by contacting us at the address below or returning the Disclosure Opt Out form included with this Privacy Notice.

15.	The criteria for determining the duration for which we will retain your personal data are as follows:

a.	in a form that permits identification only for as long as necessary in connection with the lawful purpose for which it is held;

b.	for the period under applicable law during which any person could bring a legal claim against New Mountain in relation to a matter in which your personal data may be relevant; and

c.	if a legal claims were to be brought, for such additional periods as are necessary in connection with that claim.

16.	Once these periods have expired, we will permanently delete or destroy the relevant personal data.

 Annex 3

Addendum for California Investors

California Consumer Privacy Act of 2018

(“CCPA”)

This notice supplements the Privacy Notice set forth above with respect to specific rights granted under the California Consumer Privacy Act of 2018 (the “CCPA”) to natural person California residents and provides information regarding how such California residents can exercise their rights under the CCPA. This supplement is only relevant to you if you are a resident of California as determined in accordance with the CCPA. Information required to be disclosed to California residents under the CCPA regarding the collection of their personal information that is not set forth in this CCPA supplement is otherwise set forth above in the Privacy Notice. To the extent there is any conflict with the privacy requirements under the Gramm-Leach-Bliley Act and/or Regulation S-P (“GLB Rights”), GLB Rights shall apply.

Categories of Personal Information We Collect: We have collected some or all of the following categories of personal information from individuals within the last twelve (12) months:

a. name(s); date of birth; identification, such as passport; social security number; national ID or insurance number, tax identification number; copy of passport; nationality; signatures;
b. address; telephone number; email address;
•	c. business activities; financial expertise including educational qualifications and investment experience; value of financial portfolio; ability to bear losses; nature of past or current employment within or outside the financial sector; and
•	d. Internet or other electronic network activity information, such as information regarding your use of our website, fund data room and investor reporting portal (e.g., cookies, browsing history and/or search history), as well as information you provide to us when you correspond with us in relation to inquiries.

Within the last twelve (12) months, we have shared each of the categories of personal information collected with affiliates and third-party service providers as set forth in the Privacy Notice above, and we collect personal information from the sources set forth in the Privacy Notice above.

Purposes for Collecting Personal Information: We may collect or share the personal information we collect about you for one or more of the following business or commercial purposes:

•	KYC - confirming your identity and screening against government, supranational bodies or sanctions lists or performing other on-boarding due diligence;

•	To perform our contract, including managing the assets of the fund, providing periodic and annual reporting, responding to your queries, keeping you apprised of co-investment opportunities, and any other matters of legitimate interest to investors including other investment opportunities;
•	Legal compliance - detecting, investigating and preventing breaches and criminal offences, in accordance with applicable law;
•	Legal proceedings;
•	Improving our products and services.

 Annex 3

We do not sell any of the personal information we collect about you to third parties.

Deletion Rights: You have the right to request that we delete any of your personal information that we retain, subject to certain exceptions, including, but not limited to, our compliance with U.S., state, local and non-U.S. laws, rules and regulations.

Disclosure and Access Rights: You have the right to request that we disclose to you certain information regarding our collection, use, disclosure and sale of personal information specific to you over the last twelve (12) months. Such information includes:

•	The categories of personal information we collected about you;
•	The categories of sources from which the personal information is collected;
•	Our business or commercial purpose for collecting such personal information;
•	Categories of third parties with whom we share the personal information;
•	The specific pieces of personal information we have collected about you; and
•	Whether we disclosed your personal information to a third party, and if so, the categories of personal information that each recipient obtained.

No Discrimination: We will not discriminate against you for exercising your rights under the CCPA, including by denying service, suggesting that you will receive, or charging, different rates for services or suggesting that you will receive, or providing, a different level or quality of service to you.

How to Exercise Your Rights: To exercise any of your rights under the CCPA, or to access this notice in an alternative format, please submit a request using any of the methods set forth below.

Call us using the following toll-free number: 1-800-655-4407.

Contact us through our website: www.newmountaincapital.com.

Email us at the following email address: compliance@newmountaincapital.com.

We will contact you to confirm receipt of your request under the CCPA and request any additional information necessary to verify your request. We verify requests by matching information provided in connection with your request to information contained in our records. Depending on the sensitivity of the request and the varying levels of risk in responding to such requests (for example, the risk of responding to fraudulent or malicious requests), we may request your investor portal access credentials in order to verify your request. You may designate an authorized agent to make a request under the CCPA on your behalf, provided that you provide a signed agreement verifying such authorized agent’s authority to make requests on your behalf, and we may verify such authorized person’s identity using the procedures above.

Our goal is to respond to any verifiable consumer request within forty-five (45) days of our receipt of such request. We will inform you in writing if we cannot meet that timeline. Please contact the Chief Compliance Officer of New Mountain at the email address above with any questions about this Privacy Notice.

 Annex 3

To Contact New Mountain:

If you would like to contact New Mountain about any of the information in this Notice, or if you want to make a complaint please contact:

New Mountain Capital

1633 Broadway, 48th Floor

New York, NY 10019

Attn: Chief Compliance Officer

You can also obtain further information on data privacy and/or make a complaint by contacting your local data protection authority in your member state.

 Annex 3

Appendix A – New Mountain Private Funds

New Mountain Partners II, L.P.

New Mountain Affiliated Investors II, L.P.

Allegheny New Mountain Partners, L.P.

New Mountain Partners III, L.P.

New Mountain Partners IV, L.P.

New Mountain Partners V, L.P.

New Mountain Partners VI, L.P.

New Mountain Strategic Equity Fund I, L.P.

New Mountain Vantage (California) II, L.P.

New Mountain Vantage Holdco Ltd.

New Mountain Vantage LO, L.P.

New Mountain Vantage, L.P.

New Mountain Vantage Focus, L.P.

New Mountain Vantage Co-Invest, L.P.

New Mountain Vantage Co-Invest Feeder, L.P.

New Mountain Vantage Co-Invest II, L.P.

New Mountain Vantage Co-Invest Feeder, L.P.

New Mountain Guardian II Master Fund-A, L.P.

New Mountain Guardian II Master Fund-B, L.P.

New Mountain Guardian Partners II Offshore, L.P.

New Mountain Guardian Partners II , L.P.

New Mountain Guardian III BDC, L.L.C.

New Mountain Guardian IV BDC, L.L.C.

NMF SLF I, Inc.

New Mountain Net Lease Delaware Feeder, L.P.

New Mountain Net Lease Delaware Feeder II, L.P.

New Mountain Net Lease Partners, L.P.

New Mountain Net Lease Partners II, L.P.

NMFC Senior Loan Program I LLC

 Annex 3

CONSENT FOR THE PROCESSING OF SENSITIVE PERSONAL INFORMATION

Sensitive Personal Information includes Personal Information concerning an individual’s (i) political opinions or philosophical beliefs, (ii) the commission or alleged commission by such individual of any criminal offence, or (iii) any proceedings for any criminal offence committed or alleged to have been committed by such individual, the disposal of such proceedings, or the sentence of any court in such proceedings.15

If you provide us with Sensitive Personal Information in connection with this Subscription Agreement, the provision of this information is entirely voluntary and subject to your or the relevant natural person’s express consent (which, if applicable, you shall be responsible for obtaining and represent is obtained where Sensitive Personal Information is provided by you) and we ask that you provide us with express consent for the processing any such Sensitive Personal Information pursuant to this Annex 3.

Where we do receive Sensitive Personal Information, we will only keep such information for as long as strictly necessary in order to comply with our obligations under the law.

Investors should indicate below whether they are providing consent on their own behalf or on behalf of another individual, and then indicate specifically the types of processing set out below for which consent is provided.

☐	I am acting on my own behalf in providing consent.

☐	I am authorized to provide consent on behalf of another individual and have received that person’s consent to do so.

Consent is hereby given to the processing of the following types of information:

☐	such person’s political opinions, by the Adviser (or any other entity acting on their or the Fund’s behalf), in order to collect and evaluate information relating to “politically exposed persons” (as defined in this Subscription Agreement);
☐	such person’s philosophical beliefs or such person’s desire to be excused from investing on philosophical, moral or religious grounds, by the Adviser (or any other entity acting on their or the Fund’s behalf); and

☐	the commission or alleged commission by such person of any offences, or relating to any proceedings for any offence committed or alleged to have been committed by such person, the disposal of such proceedings or the sentence of any court in such proceedings (as applicable), by the Adviser any other entity acting on their or the Fund’s behalf), in order to collect and evaluate information relating to “Disqualifying Events” (as defined in this Subscription Agreement).

☐	I acknowledge that the provision of the above information is entirely voluntary but without this information, the Adviser (or any other entity acting on their or the Fund’s behalf) may be unable to process such person’s application or subscription.

[15]	“Sensitive Personal Information” means Personal Information concerning an individual’s (i) racial or ethnic origin, (ii) political opinions, (ii) religious or philosophical beliefs, (iv) membership of a trade union, (v) genetic or biometric data, (vi) physical or mental health or condition, (vii) sexual life or orientation, (viii) the commission or alleged commission by him/her of any criminal offence, or (ix) any proceedings for any criminal offence committed or alleged to have been committed by him/her the disposal of such proceedings or the sentence of any court in such proceedings.

EXHIBIT A

RULE 506(D) EVENTS QUESTIONNAIRE

Disqualifying Events

Please check all appropriate boxes below that are next to the category or categories of “Disqualifying Events.”

You and/or any person who through your Units in the Fund (including anyone who has investment discretion on your behalf), beneficially owns Units in the Fund:

☐	(i) Have been convicted, within the past 10 years, of any felony or misdemeanor within the United States:

(A) in connection with the purchase or sale of any security;

(B) involving the making of any false filing with the SEC; or

(C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

☐	(ii) Are subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past 5 years, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

(A) in connection with the purchase or sale of any security;

(B) involving the making of any false filing with the SEC; or

(C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

☐	(iii) Are subject to a final order[16] of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) Bars you from:

(1) Association with an entity regulated by such commission, authority, agency or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

[16]	Final order means a written directive or declaratory statement issued by a federal or state agency under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

EXHIBIT A

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past 10 years.

☐	(iv) Are subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or Section 203(e) or (f) of the Investment Advisers Act of 1940 that:

(A) Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on your activities, functions or operations;

(C) Bars you from being associated with any entity or from participating in the offering of any penny stock.

☐	(v) Are subject to any order of the SEC entered within the past 5 years that orders you to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, Section 15(c)(1) of the Securities Exchange Act of 1934 and Section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933.

☐	(vi) Are suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

☐	(vii) Have filed (as a registrant or issuer), or were or were named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the past 5 years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

☐	(viii) Are subject to a United States Postal Service false representation order entered within the past 5 years, or are subject to temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representation.

☐	(ix) None of the above.

EXHIBIT A

If you checked box or boxes (i) through (viii) above, please provide a description of each disqualifying event in the space provided below, including the date such conviction, order, judgment, decree, suspension, expulsion or bar occurred:

If you checked box or boxes (i) through (viii) above and the Disqualifying Event(s) occurred before September 23, 2013, (1) do the description(s) you provided above sufficiently disclose such Disqualifying Event(s) in accordance with the requirements in Rule 506(e) under the Securities Act of 1933 and (2) do you authorize disclosure of the description(s) above to current and prospective investors in the Fund?

☐ Yes                   ☐ No

Waivers

If you checked box or boxes (i) through (viii) above and the Disqualifying Event(s) occurred after September 23, 2013, please check a box below indicating whether Disqualifying Event(s) described above is/are subject to a waiver, order, judgment or decree described in Annex A (a “Waiver”).

☐ Yes                   ☐ No

If you checked “Yes” above, (1) have you provided a copy of the applicable Waiver referenced above to the general partner of the Fund; (2) have you complied with and are you complying with the terms and conditions of any applicable Waiver and such Waiver has not been revoked or further conditioned; (3)  if a condition of the Waiver requires disclosure to prospective investors in the Fund, does the description you provided above comply with the requirements of the applicable Waiver; and (4) do you authorize the disclosure of such description to current and prospective investors of the Fund?

☐ Yes                  ☐ No

Discretionary Management

Please check a box below indicating whether any third party has discretion to make such investment in the Fund on your behalf:

☐ Yes                   ☐ No

If you checked “Yes” box, please list the name of the discretionary manager below.